Exhibit I

STATEMENT APPOINTING DESIGNATED FILER AND AUTHORIZED SIGNER

The undersigned entities and individuals (the “Reporting Persons”) hereby agree to file jointly and to designate Caledonia (Private) Investments Pty Limited (the “Designated Filer”) to make filings of Schedules 13D and 13G (and any amendments thereto) pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and of Forms 3, 4 and 5 pursuant to Section 16(a) of the Exchange Act (collectively, the “Reports”), in each case with respect to the securities of CBOT Holdings, Inc. (the “Company”).

Each Reporting Person hereby further authorizes and designates Bernard Stanton (“Authorized Signer”) to execute and file on behalf of such Reporting Person the Reports with respect to the securities of the Company, including all Schedules 13D and 13G and Forms 3, 4 and 5, and any amendments thereto, that the Reporting Person may be required to file with the United States Securities and Exchange Commission as a result of the Reporting Person’s ownership of, or transactions in, securities of the Company. The authority of the Designated Filer and the Authorized Signer under this document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file Forms 3, 4 or 5 or Schedules 13D or 13G with respect to the Reporting Person’s ownership of, or transactions in, securities of the Company, unless earlier revoked in writing. Each Reporting Person acknowledges that the Designated Filer and the Authorized Signer are not assuming any of the Reporting Person’s responsibilities to comply with Section 13(d) or Section 16 of the Exchange Act.

Date: February 14, 2006	CALEDONIA (PRIVATE) INVESTMENTS PTY LIMITED
	By:	/s/ Bernard Stanton
Chief Operating Officer

Date: February 14, 2006	ALFRED STREET NOMINEES PTY LIMITED
	By:	/s/ Bernard Stanton
Chief Operating Officer

JAMES WILLIAM VICARS
Date: February 14, 2006	/s/ James William Vicars
James William Vicars

MARK ALEXANDER NELSON
Date: February 14, 2006	/s/ Mark Alexander Nelson
Mark Alexander Nelson

IAN DAVID DARLING
Date: February 14, 2006	/s/ Ian David Darling
Ian David Darling

Date: February 14, 2006	ROBERT LUCIANO
/s/ Robert Luciano
Robert Luciano